Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q4 2021 Results

BENSALEM, PA, February 9, 2022 (BUSINESS WIRE) -- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended December 31, 2021 revenue of $420.4 million and net income of $2.1 million, or $0.03 per basic and diluted common share. The Company’s Board of Directors declared a quarterly cash dividend of $0.21125 per common share, the 74th consecutive increase since the initiation of dividend payments in 2003.

Ted Wahl, Chief Executive Officer, stated, “Our fourth quarter results reflect continued margin pressures resulting from workforce availability, inflation and supply chain disruption. We remain actively engaged with our customers to modify our service agreements to adjust for the extraordinary inflation experienced during the second half of 2021, as well account for future inflation on a real-time basis. We expect these service agreement modifications to be completed throughout the first half of 2022, with a goal of exiting the year with cost of services in line with our historical target of 86%.”

Mr. Wahl concluded, “We are encouraged that we’ve seen relative stability in industry census since August as operators have worked through the clinical challenges of both the Delta and Omicron strains. Having managed through those challenges, we are cautiously optimistic that the availability of staff improves, labor market pressure stabilizes and operators are able to build back their census in the year ahead. We will continue to monitor industry recovery and remain confident that, despite near-term headwinds, the long-term growth outlook for the Company remains strong given our market leadership, efficient operating model and the attractive demographics.”

Fourth Quarter Results

Revenue for the quarter was $420.4 million, with housekeeping & laundry and dining & nutrition segment revenues of $200.0 million and $220.4 million, respectively.

Direct cost of services was reported at $377.2 million, or 89.7%. Cost of services was impacted by increases in labor and supply costs. The Company expects the aforementioned service agreement modifications to be completed throughout the first half of 2022, with a goal of exiting the year with cost of services in line with its historical target of 86%.

Housekeeping & laundry and dining & nutrition segment margins were 5.7% and 2.1%, respectively.

Selling, general and administrative (“SG&A”) was reported at $44.3 million; after adjusting for the $2.7 million increase in deferred compensation, actual SG&A was $41.6 million. SG&A was impacted by $2.0 million of non-recurring items. In the year ahead, the Company expects SG&A to approximate 8.5% to 9.5%, with the opportunity for ongoing efficiencies.

The Company reported an effective tax rate of 25.8% for the year. Its Q4 effective tax rate was impacted by lower income before taxes and other discrete items related to the quarter. The Company expects a 2022 tax rate of 24% to 26%.

Cash flow from operations for the quarter was $31.4 million and was impacted by a $3.9 million increase in accrued payroll, including the impact of one-half, or $22.1 million, of the CARES Act deferred payroll tax repayment. DSO for the quarter was 64 days.

Exhibit 99.1
Dividend & Share Repurchase

The Company’s Board of Directors declared a quarterly cash dividend of $0.21125 per common share, payable on March 25, 2022 to shareholders of record at the close of business on February 25, 2022. This represents the 75th consecutive quarterly cash dividend payment, as well as the 74th consecutive increase since the initiation of quarterly cash dividend payments in 2003. Additionally, the Company repurchased $16.1 million of its common stock, pursuant to its previous authorization, during the quarter.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, February 9, 2022, at 8:30 a.m. Eastern Time to discuss its results for the three months ended December 31, 2021. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

Exhibit 99.1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry, primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the year ended December 31, 2021; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impact of the concluded Securities and Exchange Commission investigation and related class action lawsuit; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2020 under “Government Regulation of Clients,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$420,447	$423,177	$1,641,959	$1,760,303
Operating costs and expenses:
Cost of services provided	377,230	352,201	1,415,082	1,492,317
Selling, general and administrative	44,290	41,959	173,108	150,778
Income from operations	(1,073)	29,017	53,769	117,208
Other income, net:
Investment and other income, net	2,760	5,843	8,054	11,978
Income before income taxes	1,687	34,860	61,823	129,186
Income tax (benefit) expense	(418)	7,113	15,960	30,504

Net income	$2,105	$27,747	$45,863	$98,682

Basic earnings per common share	$0.03	$0.37	$0.61	$1.32

Diluted earnings per common share	$0.03	$0.37	$0.61	$1.32

Cash dividends declared per common share	$0.21125	$0.20625	$0.83750	$0.81750

Basic weighted average number of common shares outstanding	74,318	74,730	74,816	74,696

Diluted weighted average number of common shares outstanding	74,342	74,837	74,962	74,785

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$70,794	$139,330
Marketable securities, at fair value	114,396	125,012
Accounts and notes receivable, net	293,388	255,474
Other current assets	67,804	52,587
Total current assets	546,382	572,403

Property and equipment, net	28,102	26,561
Notes receivable - long-term	29,259	34,417
Goodwill	74,755	51,084
Other intangible assets, net	20,805	18,187
Deferred compensation funding	46,691	46,825
Other assets	31,535	35,554
Total Assets	$777,529	$785,031

Accrued insurance claims - current	$24,310	$21,610
Other current liabilities	166,815	140,650
Total current liabilities	191,125	162,260

Accrued insurance claims - long-term	65,084	60,818
Deferred compensation liability	46,888	46,827
Other non-current liabilities	21,755	34,665

Stockholders' equity	452,677	480,461
Total Liabilities and Stockholders' Equity	$777,529	$785,031